UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2010

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

(858) 768-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entropic Communications, Inc., a Delaware corporation ( the “Company”), is a party to a Loan and Security Agreement with Silicon Valley Bank (“SVB”), dated April 11, 2007 (the “Agreement”), pursuant to which SVB provides the company with a revolving credit line secured by substantially all of the Company’s tangible and intangible assets, excluding intellectual property. The Agreement has been amended on several occasions, with the most recent amendment executed on April 9, 2010 (the “Latest Amendment”) and becoming effective upon the Company’s payment of a $12,500 amendment fee. A copy of the Latest Amendment is filed as Exhibit 99.1 herewith and incorporated herein by reference in its entirety.

Pursuant to the Latest Amendment, the provisions of the credit line were revised as follows:

•	The term of the credit line was extended from April 21, 2010 to April 8, 2011.

•	The Company has access to a maximum of $5.0 million under the credit line instead of $10.0 million which was available to the Company prior to the Latest Amendment.

•

If any portion of the credit line remains unused at any time, the Company is still required to pay a fee (the “Unused Line Fee”) equal to a specified percentage (the “Unused Line Fee Percentage”) of the average unused portion of the credit line on a monthly basis, in arrears. However, the Unused Line Fee Percentage applicable when the Company maintains a liquidity ratio of at least 1.75 to 1 has been reduced from 0.25% per annum to 0.125% per annum.

•

The limitation on the aggregate amount of assets and collateral that the Company is allowed to transfer to, and the amount of investments that the Company is allowed to make in, certain of its subsidiaries, has been increased from $400,000 per month to $600,000 per month.

Other provisions of the credit line remain unchanged, including: (i) the amount available under the credit line cannot exceed 80% of the value of the Company’s eligible accounts receivable and may be decreased by certain commitments, such as the $1.2 million and $35,000 standby letters of credit that secure the Company’s performance under its headquarters facility lease and its San Jose facility lease, respectively; (ii) interest remains payable monthly at an annual interest rate equal to the prime rate plus 0.5% if the Company maintains a liquidity ratio of at least 1.75 to 1, or the prime rate plus 2.0% if the Company maintains a liquidity ratio of less than 1.75 to 1; and (iii) the Unused Line Fee Percentage applicable when the Company’s liquidity ratio falls below 1.75 to 1 remains at 0.5%.

As of April 9, 2010, $3.8 million was available under the credit line.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.

Reference is made to Item 1.01 above, the contents of which are incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 8, 2010, the compensation committee (the “Committee”) of the Company’s board of directors (the “Board”) adopted an Entropic Communications, Inc. Management Bonus Plan (the “Plan”) to award officers of the Company, including the Company’s executive officers who are named (“NEOs”) in the Company’s definitive proxy statement for its 2010 Annual Meeting of Stockholders (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on April 12, 2010, for their performance on an annual basis. The Committee will be able to amend, suspend or terminate the Plan at any time and for any reason.

The purpose of the Plan is to align management’s interests with those of the Company’s stockholders and to financially reward and retain executive officers and other specified employees for their contributions to the achievement of the Company’s objectives.

The Plan is administered by the Committee. Subject to the terms of the Plan, all employees who meet a specified level of seniority during a specified period are eligible to participate in the Plan. The Committee determines the amounts, terms and conditions of each award under the Plan. The Committee may delegate its authority regarding such determination to the Company’s chief executive officer for awards under the Plan to any participant other than the chief executive officer; however, the Committee generally approves or ratifies awards made to any executive officer. The Board, Committee and the Company’s chief executive officer may also approve participation in the Plan by employees who do not meet the seniority criteria set forth in the Plan.

Under the Plan, the Committee will determine the fiscal year or other performance period for measuring actual performance (“Performance Period”). The Committee will establish the performance goals which are to be monitored during the performance period and the target level of performance for each business criterion and a formula for calculating a participant’s award depending on how actual performance compared to the pre-established performance goals. Performance goals may be based on any combination of financial, business and/or operational criteria.

The Committee may set performance periods and performance goals which differ from participant to participant. For example, the Committee may choose performance goals based on achievement of a combination of company goals and department goals, in light of the individual participant’s specific responsibilities.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. Any actual award will be determined by the level of actual performance achieved by the Company, a department within the Company and/or the applicable participant. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under any applicable formula approved by the Committee. Awards earned under the Plan generally will be payable in cash after the end of the performance period during which the award was earned, but may also be payable in the form of an equity award under the Company’s 2007 equity incentive plan.

Concurrently with the approval of the Plan, the Committee approved the performance criteria for payouts of bonuses for performance during the 2010 fiscal year. These criteria relate solely to two financial metrics: (i) the Company’s 2010 revenues and (ii) the Company’s 2010 non-GAAP operating income. Management and the Company’s board of directors use non-GAAP operating income as a financial measure to manage the Company’s business, including setting operating budgets and benchmarking performance internally. Non-GAAP operating income excludes the effects of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges.

No bonus will be paid out under the Plan to reward 2010 performance unless the Company achieves a specified minimum revenue threshold or a specified minimum non-GAAP operating income threshold in 2010. Assuming such minimum thresholds are met, the potential bonus payment any participant may receive is generally measured as a percentage of the Plan participant’s base salary but may be a specified amount. The potential bonus payment that an NEO may receive will be measured as a percentage of the NEO’s base salary. The actual bonus payouts for Plan participants are established by the Company meeting pre-established revenue and operating income goals. The extent to which the Company meets these goals will determine the percentage of target bonus payout that each participant will receive.

The 2010 bonuses are weighted 75 percent to achievement of revenue goals and 25 percent to achievement of non-GAAP operating income goals. The target payouts are scaled such that, with respect to revenue goals, bonuses will be paid at only 75 percent of target when the revenue threshold is met and, with respect to operating income goals, bonuses will be paid at only 50 percent of target when the operating income threshold is met. For each of these sets of goals, bonuses of up to 200 percent of target will be paid if the Company achieves revenue or operating income levels that the Committee believes will be extremely difficult to achieve.

The weightings (75 percent for revenue goals and 25 percent for operating income goals) together with the target payouts (between zero percent and 200 percent depending on the level of revenues and operating income actually achieved) are applied to each individual participant’s target bonus to determine the bonus payout for such participant. The target bonus percentages for the NEOs (measured as a percentage of their base salaries) are as follows:

Name and Title	Target Bonus Percentage
Patrick Henry, President and Chief Executive Officer	95%
David Lyle, Chief Financial Officer	50%
Tom Lookabaugh, Chief Technology Officer	40%
Bill Bradford, Senior Vice President, Worldwide Sales	60%
Vinay Gokhale, Senior Vice President, Marketing and Business Development	45%

A copy of the Plan is filed as Exhibit 99.2 herewith and incorporated herein by reference in its entirety.

Item 8.01	Other Events.

The Company is filing as exhibits the compensatory agreements between the Company and three of its NEOs: Tom Lookabaugh, Bill Bradford and Vinay Gokhale. These three individuals were first identified as “named executive officers” of the Company in connection with the Company’s filing of its Proxy Statement on April 12, 2010. The compensatory arrangements for the other two NEOs – Patrick Henry and David Lyle – have previously been filed with the SEC as exhibits to the Company’s Registration Statement on Form S1 (No. 333-144899), as amended, and its Current Reports on Form 8-K filed on April 8, 2008, April 6, 2009 and December 7, 2009.

Copies of Dr. Lookabaugh’s, Mr. Bradford’s and Mr. Gokhale’s respective amended and restated employment offer letter and relocation agreements and amended and restated change of control agreements are filed herewith as Exhibits 99.3 through 99.8.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Amendment to Loan and Security Agreement dated April 9, 2010 by and between the Registrant and Silicon Valley Bank.

99.2	Entropic Communications, Inc. Management Bonus Plan.

99.3	Amended and Restated Employment Offer Letter and Relocation Agreement dated March 31, 2010 by and between the Registrant and Tom Lookabaugh.

99.4	Amended and Restated Change of Control Agreement dated December 3, 2009 by and between the Registrant and Tom Lookabaugh.

99.5	Amended and Restated Employment Offer Letter and Relocation Agreement dated March 31, 2010 by and between the Registrant and Bill Bradford.

99.6	Amended and Restated Change of Control Agreement dated December 14, 2009 by and between the Registrant and Bill Bradford.

99.7	Amended and Restated Employment Offer Letter and Relocation Agreement dated March 31, 2010 by and between the Registrant and Vinay Gokhale.

99.8	Amended and Restated Change of Control Agreement dated December 15, 2009 by and between the Registrant and Vinay Gokhale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: April 14, 2010	By:	/S/ LANCE W. BRIDGES
Lance W. Bridges, Esq.
Vice President and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Amendment to Loan and Security Agreement dated April 9, 2010 by and between the Registrant and Silicon Valley Bank.

99.2	Entropic Communications, Inc. Management Bonus Plan.

99.3	Amended and Restated Employment Offer Letter and Relocation Agreement dated March 31, 2010 by and between the Registrant and Tom Lookabaugh.

99.4	Amended and Restated Change of Control Agreement dated December 3, 2009 by and between the Registrant and Tom Lookabaugh.

99.5	Amended and Restated Employment Offer Letter and Relocation Agreement dated March 31, 2010 by and between the Registrant and Bill Bradford.

99.6	Amended and Restated Change of Control Agreement dated December 14, 2009 by and between the Registrant and Bill Bradford.

99.7	Amended and Restated Employment Offer Letter and Relocation Agreement dated March 31, 2010 by and between the Registrant and Vinay Gokhale.

99.8	Amended and Restated Change of Control Agreement dated December 15, 2009 by and between the Registrant and Vinay Gokhale.